Exhibit 5.1

February 26, 2016

Rayonier Advanced Materials Inc.
1301 Riverplace Blvd., Suite 2300
Jacksonville, FL 32207

Rayonier Advanced Materials Inc.
Registration Statement on Form S-3
(filed February 26, 2016)

I am Senior Vice President, General Counsel and Corporate Secretary to Rayonier Advanced Materials Inc. (“RYAM”), a Delaware corporation (“RYAM”) and have acted as counsel to RYAM in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement (filed February 26, 2016) on Form S-3 (the “Registration Statement”). The Registration Statement relates to (a) securities of RYAM (the “RYAM Securities”), including (i) debt securities of RYAM (“Debt Securities”); (ii) common stock of RYAM, par value $0.01 per share (“Common Stock”); (iii) preferred stock of RYAM, par value $0.01 per share (“Preferred Stock”); (iv) warrants of RYAM (“Warrants”), representing rights to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof pursuant to one or more warrant agreements (“Warrant Agreements”); (v) rights of RYAM (“Rights”), representing rights to purchase Debt Securities, Preferred Stock, Common Stock, Warrants or any combination thereof; and (vi) units of RYAM (“Units”), representing rights to, ownership of, or undivided beneficial ownership interests in, Debt Securities, shares of Common Stock, shares of Preferred Stock or Warrants or relating to any of the foregoing; collectively, the “Securities”), all of which may be issued and sold from time to time in one or more series. RYAM has advised me that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement to which this opinion is an exhibit.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Certificate of Incorporation and Bylaws of RYAM, as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of RYAM (iii) the Registration Statement; (iv) the form of Senior Debt Indenture between RYAM and a trustee to be named, as trustee (the “Senior Indenture”) relating to the senior Debt Securities, in the form incorporated as an exhibit to the Registration Statement; (v) the form of Subordinated Debt Indenture between RYAM and a trustee to be named, as trustee (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”) relating to the subordinated Debt Securities, in the form incorporated as an exhibit to the Registration Statement; and (vi) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to the opinions contained herein, I have made no independent investigation of such facts and have relied, to the extent that I deemed such reliance proper, upon certificates of public officials and officers or other representatives of RYAM.

In rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of RYAM) any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (vii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement; (ix) each of the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under either of the Indentures, has been or will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me or with changes that do not affect the opinions given hereunder; (x) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that RYAM will have at least such number of shares of Common Stock or Preferred Stock authorized, created and, if appropriate, reserved for issuance; (xi) a definitive purchase, underwriting or similar agreement with

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 5.1

respect to any Securities offered will have been duly authorized and validly executed and delivered by RYAM and the other parties thereto; and (xii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or sold will at the time of such offering or sale have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

(a) With respect to Debt Securities, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “TIA”); (ii) the Board of Directors of RYAM (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon RYAM or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over RYAM or any of its assets or properties; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or persons duly authorized thereby, then upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of RYAM, enforceable against RYAM in accordance with their terms and will be entitled to the benefits of the applicable Indenture.

(b) With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock) or persons duly authorized thereby, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(c) With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the General Corporation law of the State of Delaware (the “DGCL”) (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) or persons duly authorized thereby, the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(d) With respect to the Warrants and Rights, respectively, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants and Rights, as applicable, the terms of the offering thereof and related matters; (ii) the agreement or agreements relating to the Warrants or Rights, as applicable, have been duly authorized and validly executed and delivered by RYAM, and in the case of Warrants, the warrant agent appointed by RYAM; and (iii) the Warrants or Rights, or certificates representing the Warrants or Rights, as applicable, have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board or persons duly authorized thereby, then upon payment of the consideration provided for therein, the Warrants or Rights will be legally issued and will constitute valid and binding obligations of RYAM.

(e) With respect to Units, when (i) the purchase agreement for the Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board or persons duly authorized thereby, then upon payment of the consideration therefor provided therein, the Units will be legally issued and will constitute valid and binding obligations of RYAM.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 5.1

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or law), and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

I express no opinions concerning (i) the validity or enforceability of any provisions contained in either of the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

My opinions above are limited to the laws of the State of New York, the DGCL and the federal laws of the United States (except that I express no opinion with respect to any state securities laws or “blue sky” laws), and I do not express any opinion herein concerning any other law. I am licensed to practice law in the State of New York. I have not examined any laws, regulations or other governmental proceedings other than laws and regulations of general application I assume no, and hereby specifically disclaim any, obligation to supplement this opinion if any Applicable Law changes after the date of this opinion, or if I become aware of any facts that might change the opinions expressed above after the date of this opinion. The opinions set forth herein are limited to those extremely stated and no other opinions should be implied.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of Commission issued thereunder.

Very truly yours,

/s/ Michael R. Herman

Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary
Rayonier Advanced Materials Inc.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com